Exhibit 99.1

Forward Air Corporation Reports

Fourth Quarter and Fiscal 2007 Results

Forward Air Reports Record Quarterly and Annual Revenues and Quarterly EPS

Forward Air Announces Appointment of Michael P. McLean as Chief Accounting Officer

GREENEVILLE, Tenn.--(BUSINESS WIRE)--Forward Air Corporation (NASDAQ:FWRD) today reported results for the fourth quarter and fiscal year ended December 31, 2007.

Operating revenue for the quarter ended December 31, 2007 increased 22.8% to a record $114.5 million from $93.2 million for the same quarter in 2006. Income from operations was $20.0 million, compared with $18.9 million in the prior-year quarter, an increase of 5.9%. As a percent of operating revenue, income from operations declined to 17.5% from 20.3% for the same quarter last year. Net income for the quarter ended December 31, 2007 was $12.4 million, compared with $12.2 million in the prior-year quarter. Net income per diluted share increased 7.5% for the fourth quarter of 2007 to a record $0.43 compared to $0.40 in the prior-year quarter.

Operating revenue for the year ended December 31, 2007 increased 11.3% to $392.7 million from $352.8 million for the same period in 2006. Income from operations was $71.0 million, compared with $75.4 million in the prior year, a decrease of 5.8%. As a percent of operating revenue, income from operations decreased to 18.1% from 21.4% in 2006. Net income during the year decreased 8.2% to $44.9 million from $48.9 million in the prior year. Net income per diluted share for 2007 was $1.50 compared with $1.55 in 2006, a decrease of 3.2%.

Commenting on the Company’s fourth quarter results, Bruce A. Campbell, President and CEO, said, “We are most pleased with our performance in the fourth quarter. Our team, in addition to maintaining our standard operating discipline, was able to successfully complete the acquisition of Black Hawk Freight Services, as well as selectively obtain business from a fallen competitor.”

Commenting further, Mr. Campbell said, “Without a doubt, 2007 presented one of the most-challenging freight environments in the history of our Company. However, due to our business model being at its current scale and the ability of our team to quickly react to change, we were able to mitigate the impact of a slowing economy once again producing one of the best operating ratios in the industry. We continue to be even more vigilant controlling costs as we anticipate the current operating conditions to persist throughout 2008.”

Rodney L. Bell, Senior Vice President and CFO, said, “Early in 2007, we announced and began implementation of our “Completing the Model” strategic initiative which was designed to supplement the growth in our core airport-to-airport business with other faster growth-potential complementary transportation services. We knew that while these ancillary services had good margins, they lacked the superior margins enjoyed in our core business. Depending upon our business mix, we anticipate our 2008 margins will be comparable to those experienced in the fourth quarter of 2007.”

Commenting further Mr. Bell said, “Once again, we posted a record year for cash flows generated from operations. Year-over-year, we were able to increase cash flows from operations 18.9% to $62.4 million further exhibiting the strength of our operating model. Our guidance for the first quarter is as follows: Revenue should be within a growth range over the prior year first quarter of 8 to 12%. Net income per diluted share should be within $0.32 to $0.36.”

Lastly, Mr. Bell commented, “We are pleased to announce the appointment of Michael P. McLean as Chief Accounting Officer. In his relatively short time with our Company, Mike has proven himself an invaluable member of our management team. Mr. McLean has been Vice President and Controller since May 2006 and will continue in that capacity. Mr. McLean is a Certified Public Accountant who joined the Company as Vice President, Accounting in February 2006.

Review of Financial Results

Forward Air will hold a conference call to discuss fourth quarter and fiscal year 2007 results on Tuesday, February 12, 2008 at 9:00 a.m. EST. The Company’s conference call will be available online at www.forwardair.com or by dialing 800-841-9385. A replay of the conference call will be available at www.forwardair.com beginning shortly after the completion of the live call.

About Forward Air

Forward Air is a high-service-level contractor to the air cargo industry providing time-definite ground transportation services through a network of 85 terminals located on or near major airports in the United States and Canada. The Company provides these services as a cost-effective alternative to air transportation of cargo that must be delivered at a specific time but is relatively less time-sensitive than traditional air freight or when air transportation is not economical.

Forward Air Corporation
Condensed Consolidated Statements of Income
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Year Ended
	December 31,	December 31,	December 31,	December 31,
	2007	2006	2007	2006
Operating revenue:
Forward Air
Airport-to-airport	$86,034	$78,433	$313,162	$301,551
Logistics	11,976	9,357	42,626	31,321
Other	5,524	5,418	20,923	19,886
Forward Air Solutions (FASI)
Pool distribution	10,956	--	16,026	--
Total operating revenue	114,490	93,208	392,737	352,758

Operating expenses:
Purchased transportation
Forward Air
Airport-to-airport	33,608	32,796	123,658	119,011
Logistics	9,176	7,041	32,727	22,767
Other	1,737	1,375	6,049	4,943
Forward Air Solutions (FASI)
Pool distribution	1,292	--	2,003	--
Total purchased transportation	45,813	41,212	164,437	146,721
Salaries, wages and employee benefits	27,800	18,941	88,803	74,448
Operating leases	4,670	3,839	16,761	14,458
Depreciation and amortization	3,095	2,400	10,824	8,934
Insurance and claims	2,434	1,220	7,685	5,967
Other operating expenses	10,687	6,711	33,179	26,834
Total operating expenses	94,499	74,323	321,689	277,362
Income from operations	19,991	18,885	71,048	75,396

Other income (expense):
Interest expense	(355)	(23)	(491)	(81)
Other, net	231	915	1,756	3,229
Total other (expense) income	(124)	892	1,265	3,148
Income before income taxes	19,867	19,777	72,313	78,544
Income taxes	7,463	7,608	27,388	29,621
Net income	$12,404	$12,169	$44,925	$48,923

Net income per share:
Basic	$0.43	$0.40	$1.52	$1.57
Diluted	$0.43	$0.40	$1.50	$1.55
Weighted average shares outstanding
Basic	28,832	30,453	29,609	31,091
Diluted	29,154	30,803	29,962	31,521
Forward Air Corporation
Condensed Consolidated Balance Sheets
(In thousands, except share data)
(Unaudited)

	December 31,	December 31,
	2007	2006

Assets
Current assets:
Cash	$4,909	$8,231
Short-term investments	522	61,650
Accounts receivable, net	59,734	48,486
Other current assets	6,285	9,196
Total current assets	71,450	127,563

Property and equipment	158,354	101,190
Less accumulated depreciation and amortization	55,322	47,875
Total property and equipment, net	103,032	53,315
Goodwill and other acquired intangibles:
Goodwill	36,053	15,588
Other acquired intangibles, net	29,991	10,731
Total goodwill and other acquired intangibles	66,044	26,319
Other assets	1,358	5,817
Total assets	$241,884	$213,014

Liabilities and Shareholders' Equity
Current liabilities:
Accounts payable	$11,714	$7,949
Accrued expenses	14,274	11,144
Current portion of capital lease and note obligations	830	40
Total current liabilities	26,818	19,133

Capital lease and note obligations, less current portion	1,486	796
Other long-term liabilities	4,476	1,271
Senior credit facility	30,000	--
Deferred income taxes	7,371	6,587

Shareholders' equity:
Common stock	286	304
Retained earnings	171,447	184,923
Total shareholders' equity	171,733	185,227
Total liabilities and shareholders' equity	$241,884	$213,014
Forward Air Corporation
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)
	Year Ended
	December 31,	December 31,
	2007	2006
Operating activities:
Net income	$44,925	$48,923
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	10,824	8,934
Share-based compensation	3,710	1,307
Gain on sale of property and equipment	(172)	(42)
Recovery on receivables	(33)	(223)
Provision for revenue adjustments	2,237	2,095
Deferred income taxes	596	(136)
Tax benefit of stock options exercised	(1,261)	(1,967)
Changes in operating assets and liabilities:
Accounts receivable	(11,399)	(6,516)
Other current assets	291	407
Accounts payable and accrued expenses	12,675	(315)
Net cash provided by operating activities	62,393	52,467

Investing activities:
Proceeds from disposal of property and equipment	574	3,665
Purchases of property and equipment	(47,026)	(15,454)
Deposits in escrow for construction of facilities	--	(4,793)
Proceeds from sales or maturities of available-for-sale securities	143,410	229,330
Purchases of available-for-sale securities	(82,282)	(211,980)
Acquisition of businesses	(48,627)	--
Other	(119)	26
Net cash (used in) provided by investing activities	(34,070)	794

Financing activities:
Payments on line of credit	(10,000)	(1,504)
Borrowings under line of credit	40,000	--
Payments of capital lease obligations	(493)	(39)
Proceeds from exercise of stock options	1,017	4,362
Dividends	(8,305)	(8,694)
Proceeds from common stock issued under employee stock purchase plan	259	268
Repurchase of common stock	(55,384)	(41,722)
Tax benefit of stock options exercised	1,261	1,967
Net cash used in financing activities	(31,645)	(45,362)
Net (decrease) increase in cash	(3,322)	7,899
Cash at beginning of year	8,231	332
Cash at end of year	$4,909	$8,231
Forward Air Corporation Segment Information (In thousands)
(Unaudited)

	Three Months Ended December 31,
		Percent of		Percent of		%
	2007	Revenue	2006	Revenue	Change	Change

Operating Revenue
Forward Air	$103,534	90.4%	$93,208	100.0%	$10,326	11.1%
FASI	10,956	9.6	--	--	10,956	100.0
Total	114,490	100.0	93,208	100.0	21,282	22.8

Purchased Transportation
Forward Air	44,530	43.0	41,212	44.2	3,318	8.1
FASI	1,283	11.7	--	--	1,283	100.0
Total	45,813	40.0	41,212	44.2	4,601	11.2

Salaries, wages and employee benefits
Forward Air	23,230	22.4	18,941	20.3	4,289	22.6
FASI	4,570	41.7	--	--	4,570	100.0
Total	27,800	24.3	18,941	20.3	8,859	46.8

Operating Leases
Forward Air	4,055	3.9	3,839	4.1	216	5.6
FASI	615	5.6	--	--	615	100.0
Total	4,670	4.1	3,839	4.1	831	21.6

Depreciation and Amortization
Forward Air	2,903	2.8	2,400	2.6	503	21.0
FASI	192	1.8	--	--	192	100.0
Total	3,095	2.7	2,400	2.6	695	29.0

Insurance and claims
Forward Air	2,074	2.0	1,220	1.3	854	70.0
FASI	360	3.3	--	--	360	100.0
Total	2,434	2.1	1,220	1.3	1,214	99.5

Other operating expenses
Forward Air	8,700	8.4	6,711	7.2	1,989	29.6
FASI	1,987	18.1	--	--	1,987	100.0
Total	10,687	9.3	6,711	7.2	3,976	59.2

Income from operations
Forward Air	18,042	17.5	18,885	20.3	(843)	(4.5)
FASI	1,949	17.8	--	--	1,949	100.0
Total	$19,991	17.5%	$18,885	20.3%	$1,106	5.9%
Forward Air Corporation Segment Information (In thousands)
(Unaudited)

	Year Ended December 31,

		Percent of		Percent of		%
	2007	Revenue	2006	Revenue	Change	Change

Operating Revenue
Forward Air	$376,711	95.9%	$352,758	100.0%	$23,953	6.8%
FASI	16,026	4.1	--	--	16,026	100.0
Total	392,737	100.0	352,758	100.0	39,979	11.3

Purchased Transportation
Forward Air	162,434	43.1	146,721	41.6	15,713	10.7
FASI	2,003	12.5	--	--	2,003	100.0
Total	164,437	41.9	146,721	41.6	17,716	12.1

Salaries, wages and employee benefits
Forward Air	81,973	21.8	74,448	21.1	7,525	10.1
FASI	6,830	42.6	--	--	6,830	100.0
Total	88,803	22.6	74,448	21.1	14,355	19.3

Operating Leases
Forward Air	15,791	4.2	14,458	4.1	1,333	9.2
FASI	970	6.1	--	--	970	100.0
Total	16,761	4.3	14,458	4.1	2,303	15.9

Depreciation and Amortization
Forward Air	10,372	2.7	8,934	2.5	1,438	16.1
FASI	452	2.8	--	--	452	100.0
Total	10,824	2.8	8,934	2.5	1,890	21.2

Insurance and claims
Forward Air	7,176	1.9	5,967	1.7	1,209	20.3
FASI	509	3.2	--	--	509	100.0
Total	7,685	1.9	5,967	1.7	1,718	28.8

Other operating expenses
Forward Air	30,335	8.1	26,834	7.6	3,501	13.0
FASI	2,844	17.7	--	--	2,844	100.0
Total	33,179	8.4	26,834	7.6	6,345	23.6

Income from operations
Forward Air	68,630	18.2	75,396	21.4	(6,766)	(9.0)
FASI	2,418	15.1	--	--	2,418	100.0
Total	$71,048	18.1%	$75,396	21.4%	$(4,348)	(5.8)%

Important Information

This press release contains “forward-looking statements,” as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are statements other than historical information or statements of current condition and relate to future events or our future financial performance. Some forward-looking statements may be identified by use of such terms as “believes,” “anticipates,” “intends,” “plans,” “estimates,” “projects” or “expects.” Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. The following is a list of factors, among others, that could cause actual results to differ materially from those contemplated by the forward-looking statements: economic factors such as recessions, inflation, higher interest rates and downturns in customer business cycles, our inability to maintain our historical growth rate because of a decreased volume of freight moving through our network or decreased average revenue per pound of freight moving through our network, increasing competition and pricing pressure, surplus inventories, loss of a major customer, the creditworthiness of our customers and their ability to pay for services rendered, our ability to secure terminal facilities in desirable locations at reasonable rates, the inability of our information systems to handle an increased volume of freight moving through our network, changes in fuel prices, claims for property damage, personal injuries or workers’ compensation, employment matters including rising health care costs, enforcement of and changes in governmental regulations, environmental and tax matters, the handling of hazardous materials, the availability and compensation of qualified independent owner-operators and freight handlers needed to serve our transportation needs and our inability to successfully integrate acquisitions. As a result of the foregoing, no assurance can be given as to future financial condition, cash flows or results of operations. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

CONTACT:
Forward Air Corporation
Rodney L. Bell, 423-636-7000
rbell@forwardair.com